SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
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                                    FORM 8-K
                                 CURRENT REPORT
                                 August 14, 2002

   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                          Date of Report: May 14, 2002


                         ALANCO TECHNOLOGIES, INC.
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          (Exact name of registrant as specified in its charter)




       Arizona                                             86-0220694
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   (State or other jurisdiction                        (I.R.S. Employer
    of incorporation or organization)                 Identification No.)




            15575 N. 83rd Way, Suite 3, Scottsdale, Arizona 85260
       --------------------------------------------------------------
            (Address of principal executive offices) (Zip Code)




                                 (480) 607-1010
                               --------------
              (Registrant's telephone number, including area code)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

A special shareholders' meeting was held on May 14, 2002 where shareholders approved the issuance of shares relative to the acquisition of the operations of Technology Systems International, Inc. A proxy statement pertaining to the acquisition, which included the Amended Agreement and required financial information, was filed on April 22, 2002.

Additional pro forma financial information is presented below to comply with Nasdaq requirements.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

    (a) THE FINANCIAL STATEMENTS OF BUSINESS ACQUIRED. The financial statements of Technology Systems International, Inc. ("TSI") were included with the related proxy statement filed on April 22, 2002.

    (b) PRO FORMA FINANCIAL INFORMATION. Required Pro Forma financial information was included in the proxy statement filed on April 22, 2002. Additional pro forma financial information presented below is filed to meet Nasdaq requirements:


          UNAUDITED PRO FORMA CONDENSED COMBINING BALANCE SHEET

The following unaudited pro forma condensed combining balance sheet reflects the Alanco Technologies, Inc. ("Alanco") acquisition of the Technology Systems International, Inc. ("TSI") assets recorded under the purchase method of accounting. The pro forma balance sheet combines TSI with the consolidated balance sheet of Alanco as of May 31, 2002.

The pro forma combining financial balance sheet is not necessarily indicative of the financial position that would have been reported had the acquisition occurred as of the date indicated, nor is it indicative of future financial position.

                                           Summary Financial Information
                                          Condensed Pro Forma (Unaudited)
                                           Consolidated Balance Sheet
                                              As of May 31, 2002
                                                                        Pro Forma           Pro Forma
                                          TSI           ALANCO         Adjustments          Combined
                                    -------------   -------------     ------------        -------------
ASSETS:
   Cash                                   $7,300        $282,800                              $290,100
   Accounts Receivable                   237,300         743,600                               980,900
   Notes Receivable                                      559,100         (559,100)  (5)              0

   Inventory                             527,000       1,195,000                             1,722,000
   Prepaid Expenses                        8,500          86,000                                94,500
                                    -------------   -------------     ------------        -------------
                                         780,100       2,866,500         (559,100)           3,087,500

PROPERTY, PLANT & EQUIPMENT, NET          94,200         287,600                               381,800

OTHER ASSETS:
   Intangible Assets, net                                445,000        4,130,400   (3)      4,575,400
   Patents & Licenses                    181,100                          200,000   (3)        381,100
   Software                              465,400                          200,000   (3)        665,400
   Notes Receivable, Assets held
     for sale and Other                   25,400         452,900                               478,300
   Investments                                           375,200         (375,200)  (4)              0
                                    -------------   -------------     ------------        -------------
TOTAL ASSETS                          $1,546,200      $4,427,200       $3,596,100           $9,569,500
                                    =============   =============     ============        =============

CURRENT LIABILITIES
   Accounts Payable & Accruals          $481,400        $761,100                            $1,242,500
   Current Notes & Bank Line           2,273,100         831,700         (559,100)  (5)        971,200
                                                                       (1,250,000)  (1)
                                                                         (324,500)  (2)
   Deferred Credits                      117,000                                               117,000
                                    -------------   -------------     ------------        -------------
                                       2,871,500       1,592,800       (2,133,600)           2,330,700
   Long Term Debt                                                         350,000   (1)        350,000
                                                                          324,500   (2)        324,500
                                    -------------   -------------     ------------        -------------
                                       2,871,500       1,592,800       (1,459,100)           3,005,200
   Preferred Stock                                       490,000                               490,000
   Shareholders' Equity               (1,325,300)      2,344,400          900,000   (1)      6,074,300
                                                                        4,530,400   (3)
                                                                         (375,200)  (4)
                                    -------------   -------------     ------------        -------------

TOTAL LIABILITIES & EQUITY            $1,546,200      $4,427,200       $3,596,100           $9,569,500
                                    =============   =============     ============        =============

   Shares Outstanding                                 10,199,100        7,000,000           17,199,100
                                                    =============     ============        =============

   Book Value Per Share                                    $0.28                                 $0.38
                                                    =============                         =============


(1) Adjustment to reflect the conversion of approximately $900,000 of debt to equity via Alanco issuing 1 million shares of Class A common stock and the reclassification of $350,000 of current notes payable pursuant to the EMS agreement included with related proxy information filed on April 22, 2002. The value of the shares issued was determined by the amount of debt EMS negotiated to convert for the shares to be issued.
(2) Reflects the reclassification of certain notes payable that are contingent on TSI achieving an annual operating net income of $1 million.
(3) Adjustments to reflect the purchase accounting method of recording the proposed transaction. The purchase price allocation is based only upon the 6 million Class A Common Shares, issued at closing. The $3.618 million value of the common stock issued in the transaction was determined by valuing the Class A common shares at 90% of the 5 day average closing market price prior to May 14, 2002 (closing date of transaction), or $.67 per share. The discount from market reflects management's estimate of the reduction required to reflect the unregistered nature of the shares.
        The net historical cost basis of the patents, licenses and software has been increased by $400,000 to reflect estimated fair market value for those assets. The post allocation asset values are expected to be written off over the estimated remaining useful life of the assets. The remaining value of the purchase price of approximately $3.218 million has been allocated to goodwill in recognition of the earnings potential of contracts executed, contracts currently being negotiated, proposals outstanding and additional contracts that are being pursued.
(4) To reflect the exchange of approximately 2.07 million shares of TSI common stock for the Company's investment in the preferred stock of Gold & Minerals Company, Inc. (G&M).
(5)  To eliminate intercompany balances to Alanco by TSI at May 31, 2002.
(6) The unaudited pro forma balance sheet and related notes presented above should be read in conjunction with the Company's previously filed 10-QSB's, Form 10-KSB for fiscal year ended June 30, 2002, and the proxy statement filed on April 22, 2002.

        (c) EXHIBITS. See proxy statement filed on April 22, 2002 for all exhibits relevant to the Technology Systems International, Inc. acquisition.

                            CERTIFICATION
To the best of our knowledge and belief, the information presented above (i) complies with the requirements of Section 13(a) and/or 15(d) of the Exchange Act and (ii) the information contained in this 8-K filing fairly presents, in all material respects, the pro forma financial position on the dates indicated and under the assumptions made.

Date: August 14, 2002                     ALANCO TECHNOLOGIES, INC., Registrant

/s/ Robert R. Kauffman                 /s/ John A. Carlson
    ---------------------                  ------------------------
    Chief Executive Officer                Chief Financial Officer